UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2017

Capella Education Company
(Exact name of registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2017, we held our annual meeting of shareholders in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at our annual meeting. Each proposal is described in detail in our Proxy Statement filed on March 23, 2017.

Proposal No. 1    Proposal to elect 10 directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The following directors were elected by the votes listed below:

Director's Name	For	Withhold Authority	Broker Non-Votes
Rita D. Brogley	9,212,285	399,582	830,173
H. James Dallas	9,212,346	399,521	830,173
Matthew W. Ferguson	9,475,693	136,174	830,173
J. Kevin Gilligan	9,248,641	363,226	830,173
Michael A. Linton	9,388,524	223,343	830,173
Michael L. Lomax	9,212,355	399,512	830,173
Jody G. Miller	9,257,378	354,489	830,173
David W. Smith	9,226,416	385,451	830,173
Jeffrey W. Taylor	9,492,133	119,734	830,173
Darrell R. Tukua	9,492,130	119,737	830,173

Proposal No. 2    Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposal passed based on the votes listed below.

	For	Against	Abstain
Total Shares Voted	10,423,901	8,444	9,695

Proposal No. 3    Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement. The proposal passed based on the votes listed below.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	8,889,810	720,240	1,817	830,173

Proposal No. 4     Proposal to approve, on an advisory basis, the frequency with which our shareholders will consider approving the compensation of our named executive officers. Our shareholders selected one year as the frequency for future advisory votes based on the votes listed below.

	1 Year	2 Years	3 Years	Abstain
Total Shares Voted	7,745,186	43,779	1,822,808	94

After considering the outcome of this advisory vote, our board of directors determined that we will continue to provide shareholders with an advisory vote on executive compensation every year until the next shareholder vote on the frequency of the advisory vote on executive compensation.

Proposal No. 5     Proposal to approve the Amendment of our Amended and Restated Articles of Incorporation to adopt majority voting for the Election of Directors. The proposal passed based on the votes listed below.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	9,555,380	664	55,823	830,173

As of the close of business on the record date for the meeting, which was March 6, 2017, there were 11,567,443 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 2, 2017	By	/s/ Renee L. Jackson
Renee L. Jackson
Senior Vice President and General Counsel